Exhibit 10.5

MUTUAL GENERAL RELEASE AGREEMENT

THIS MUTUAL GENERAL RELEASE AGREEMENT (“Agreement”) is entered into as of December 13, 2011 by and between Transdel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the undersigned current and/or former directors, officers or employees of the Company (the “Directors and Officers”).

WHEREAS, the Company and DermaStar International, LLC, a Nevada limited liability company (the “Investor”) have entered into that certain Securities Purchase Agreement dated November 21, 2011 (the “Securities Purchase Agreement”) pursuant to which the Investor has agreed to purchase, and the Company has agreed to sell, certain shares of Series A Preferred Stock of the Company, and that certain Line of Credit Letter Agreement (the “Letter Agreement”) pursuant to which the Investor has agreed to extend credit to the Company on certain terms and under certain conditions.

WHEREAS, as a condition to (i) the transactions set forth in the Securities Purchase Agreement and (ii) the extension of credit under the Letter Agreement, the Investor requires that this Agreement be executed and delivered by the parties hereto.

NOW THEREFORE, in consideration of the foregoing and the covenants and conditions set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Release by the Directors and Officers.

(a)

Effective immediately, each of the Directors and Officers, and their agents, representatives, and all of their successors and assigns (collectively, “D&O Releasors”) hereby fully and forever release, discharge and acquit the Company and its past and present officers, directors, stockholders, attorneys, accountants, legal representatives, agents and employees, and their successors, heirs and assigns and each of them (collectively, the “Company Parties”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether known or unknown, whether liquidated or unliquidated which the D&O Releasors or any of their respective affiliates may now have or heretofore have had against any Company Party, by reason of, arising out of or based upon any fact, matter, transaction or event, whether known or unknown, as of the date hereof  (collectively, the “D&O Released Claims”).

(b)

Each of the D&O Releasors hereby agree, represent and warrant that they each realize and acknowledge that factual matters now unknown to him may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses, which are presently unknown, unanticipated and unsuspected, and they each further agree, represent and warrant that this Agreement has been negotiated and agreed upon in light of that realization and that each D&O Releasor nevertheless hereby intends to release, discharge and acquit the Company Parties from all D&O Released Claims.  In furtherance of this intention, the D&O Releasors expressly waive any and all rights conferred upon each D&O Releasor by the provisions of California Civil Code Section 1542, and expressly agree that this Agreement shall be given full force and effect according to each of its express provisions.  California Civil Code Section 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(c)

The D&O Releasors hereby agree, represent and warrant that they have had advice of counsel of their own respective choosing in negotiations for and the preparation of this Agreement, that they have read this Agreement or have had the same read to them by their respective counsel, that they have each had this Agreement fully explained by such counsel and that they are each fully aware of the contents and legal effect of this Agreement.

2.

Release by the Company.

(a)

Effective immediately, the Company and its agents, representatives, and all of their successors and assigns (collectively, “Company Releasors”) hereby fully and forever release, discharge and acquit each of the Directors and Officers and their attorneys, accountants, legal representatives, agents and employees, and their successors, heirs and assigns and each of them (collectively, the “D&O Parties”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, chooses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether known or unknown, whether liquidated or unliquidated which Company Releasors or any of their respective subsidiaries may now have or heretofore have had against any D&O Party, by reason of, arising out of or based upon any fact, matter, transaction or event, whether known or unknown, as of the date hereof (collectively, the “Company Released Claims”).

(b)

Each of the Company Releasors hereby agree, represent and warrant that they each realize and acknowledge that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses, which are presently unknown, unanticipated and unsuspected, and they each further agree, represent and warrant that this Agreement has been negotiated and agreed upon in light of that realization and that each Company Releasor nevertheless hereby intends to release, discharge and acquit the D&O Parties from all Company Released Claims.  In furtherance of this intention, Company Releasors expressly waive any and all rights conferred upon each Company Releasor by the provisions of California Civil Code Section 1542, and expressly agree that this Agreement shall be given full force and effect according to each of its express provisions.  California Civil Code Section 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(c)

The Company Releasors hereby agree, represent and warrant that they have had advice of counsel of their own respective choosing in negotiations for and the preparation of this Agreement, that they have read this Agreement or have had the same read to them by their respective counsel, that they have each had this Agreement fully explained by such counsel and that they are each fully aware of the contents and legal effect of this Agreement.

3.

Warranty Against Assignment and Warranty of Authority.  Each party hereto represents, warrants, covenants, and acknowledges that it has not assigned, conveyed, or granted to any Persons, either individually, collectively, directly, or indirectly, including by subrogation or operation of law, any of the D&O Released Claims and the Company Released Claims released in this Agreement.  Each party hereto further represents, warrants, covenants, and acknowledges that they have the power to execute and deliver this Agreement and that they have secured all necessary authorizations for the execution and delivery of this Agreement including, but not limited to, all necessary corporate approvals and consents.

4.

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their stockholders, employees, agents, representatives, executors, administrators, heirs, successors-in-interest, and assigns.

5.

No Admission of Wrongdoing.  Neither the execution of this Agreement nor the performance by the parties hereto of their respective obligations under this Agreement shall constitute any admission by either such party, express or implied, of any wrongdoing on the part of any party hereto, and the all parties hereto, on behalf of themselves and the other D&O Parties and Company Parties, have expressly denied liability of any nature whatsoever.

6.

Singular and Plural.  When required by the context of this Agreement, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders and vice versa.

7.

Governing Law.  This Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

8.

Attorneys’ Fees.  In the event any action, suit or proceeding is commenced or instituted with respect to this Agreement, either to enforce the terms of this Agreement, recover damages for the breach of this Agreement, or obtain declaratory or other relief with respect to this Agreement, the prevailing party in any such action, suit or proceeding shall be entitled to recover, in addition to such other relief as the court may award, all reasonable attorneys’ fees, costs of suit and costs of investigation suffered or incurred by such prevailing party in connection with such action, suit or proceeding.

9.

Severability; Entire Agreement; Amendments.  If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other provisions or applications of this Agreement that can be given effect without the invalid provision or application and, therefore, the provisions of this Agreement are severable.  This Agreement is an integrated Agreement and is the entire Agreement of the parties with respect to the subject matter hereof.  It supersedes all prior negotiations and all agreements, whether written or oral, relating to the subject matter of this Agreement.  This Agreement may be modified only in writing signed by both parties.

10.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and re-attached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Mutual General Release Agreement as of the date first above written.

TRANSDEL PHARMACEUTICALS, INC.

a Delaware corporation

By: /s/ Terry M. Nida

Name:  Terry M. Nida

Title:  Principal Officer

DIRECTORS, OFFICERS AND EMPLOYEES:

/s/ John Bonfiglio

John Bonfiglio

/s/ Ysabella Fernando

Ysabella Fernando

/s/ John Lomoro

John Lomorro

/s/ Terry M. Nida

Terry M. Nida

/s/ Joachim Schupp

Joachim Schupp

4